EXHIBIT 99.1

PRESS RELEASE

Senesco Technologies Reports Fiscal Year 2011 Financial Results

BRIDGEWATER, N.J. (September 29, 2011) – Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today announced financial results for the 12 months ended June 30, 2011 (“Fiscal 2011”).

Fiscal Fourth Quarter and Recent Highlights

•	Senesco’s lead therapeutic candidate, SNS01-T, was granted FDA approval to carry out a Phase 1b/2a clinical trial for the treatment of multiple myeloma

•	The Company selected a leading CRO, Criterium, to manage its multiple myeloma study

•	Senesco received IRB approval and finalized a clinical trial agreement with Mayo Clinic

•	The Company’s study, SNS01-T-001, is open for enrollment

•	The Company delivered a presentation at the 13th Annual Rodman & Renshaw Healthcare Conference

Senesco Technologies delivered a presentation at the 14th Annual Meeting of American Society of Gene and Cell Therapy

“We are very excited to be starting the multiple myeloma study with SNS01-T,” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco Technologies Inc. Dr. Browne continued “We are looking forward to regularly reporting the results over the coming months as our lead candidate progresses through the Phase 1b/2a study.”

Fiscal 2011 Financial Results

There was no revenue during the twelve month period ending June 30, 2011.

Research and development expenses for Fiscal 2011 were $3,720,394 compared with $2,637,407 for Fiscal 2010, a 41% increase. The increase was primarily due to the additional costs incurred in connection with the Company’s development of SNS01-T for multiple myeloma.

General and administrative expenses were $2,610,222 for Fiscal 2011 compared with $2,349,116 for Fiscal 2010, an 11% increase. The increase was primarily due to an increase in stock based compensation and other general and administrative expenses, which was partially offset by a decrease in payroll and professional fees.

The loss applicable to common shares for Fiscal 2011 was $9,907,276 or $0.14 per share compared with a net loss for Fiscal 2010 of $19,623,027 or $0.67 per share. This decrease in net loss was primarily the result of a decrease in other non-operating expenses which was partially offset by an increase in research and development costs related to the development of the Company’s multiple myeloma drug candidate, SNS01-T.

As of June 30, 2011, the Company had cash and cash equivalents in the amount of $3,609,954, compared to cash and cash equivalents of $8,026,296, as of June 30, 2010. Senesco has initiated a Phase 1b/2a clinical study with SNS01-T in multiple myeloma patients.  Patients are currently being screened for inclusion in SNS01-T-001.The Company plans to fund research and development and commercialization activities by, utilizing their current cash balance and investments, achieving milestones set forth in current licensing agreements, through the execution of additional licensing agreements, and through the placement of equity and debt instruments. The Company believes that it has sufficient cash on hand to maintain operations through March 2012.  However, the Company has the ability to raise additional capital through its ATM facility, utilize its unused line of credit and, if necessary, delay certain costs which will provide the Company with enough cash to fund its operations at least through June 30, 2012.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. The Company has initiated a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company:
Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO
or
Investor Relations:
CEOcast, Inc.
Robert Woods, 212-732-4300
rwoods@ceocast.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	June 30,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,609,954	$8,026,296
Prepaid research supplies and expenses	1,446,064	1,304,795

Total Current Assets	5,056,018	9,331,091

Equipment, furniture and fixtures, net	3,782	4,554
Intangibles, net	3,524,731	4,568,895
Deferred income tax assets, net	-	-
Security deposit	12,358	7,187

TOTAL ASSETS	$8,596,889	$13,911,727

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$559,525	$557,420
Accrued expenses	509,806	576,857
Line of credit	2,199,108	2,194,844

Total Current Liabilities	3,268,439	3,329,121

Warrant liabilities ($0 and $490,438 to related parties, respectively)	711,259	2,493,794
Deferred rent	-	8,060
Grant payable	99,728	99,728

TOTAL LIABILITIES	4,079,426	5,930,703

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 3,690 and 8,035 shares outstanding, respectively	37	80
(liquidation preference of $3,782,250 and $8,235,875
at June 30, 2011 and June 30, 2010, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,230,000 and $1,210,000
at June 30, 2011 and June 30, 2010, respectively)
Common stock, $0.01 par value, authorized 250,000,000 shares, issued and outstanding 77,769,677 and 50,092,204,
at June 30, 2011 and June 30, 2010, respectively	777,697	500,922
Capital in excess of par	64,488,152	58,321,169
Deficit accumulated during the development stage	(60,748,435)	(50,841,159)

Total Stockholders' Equity	4,517,463	7,981,024

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,596,889	$13,911,727

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

				Cumulative
	Year ended June 30,			Amounts from
	2011	2010	2009	Inception

Revenue	$-	$140,000	$275,000	$1,590,000

Operating expenses:
General and administrative	2,610,222	2,349,116	2,205,739	28,890,533
Research and development	3,720,394	2,637,407	2,353,962	18,669,358
Total operating expenses	6,330,616	4,986,523	4,559,701	47,559,891

Loss from operations	(6,330,616)	(4,846,523)	(4,284,701)	(45,969,891)

Other non-operating income (expense):

Grant income	244,479	-	-	244,479

Fair value – warrant liability	609,239	2,516,661	-	7,857,667

Sale of state income tax loss – net	-	-	-	586,442

Other noncash (expense) income, net	(115,869)	-	-	205,390

Loss on extinguishment of debt	-	(361,877)	-	(361,877)
				-
Write off of patents abandoned	(1,588,087)	-	-	(1,588,087)

Amortization of debt discount and financing costs	-	(10,081,107)	(478,000)	(11,227,870)

Interest expense – convertible notes	-	(586,532)	(1,007,244)	(2,027,930)

Interest (expense) income - net	(88,122)	(24,135)	43,076	411,056

Net loss	(7,268,976)	(13,383,513)	(5,726,869)	(51,870,621)

Preferred dividends	(2,638,300)	(6,239,514)	-	(8,877,814)

Loss applicable to common shares	$(9,907,276)	$(19,623,027)	$(5,726,869)	$(60,748,435)

Basic and diluted net loss per common share	$(0.14)	$(0.67)	$(0.30)

Basic and diluted weighted-average number
of common shares outstanding	69,332,477	29,112,976	18,888,142